EXHIBIT 3.1

                            IGENE BIOTECHNOLOGY, INC.

                              ARTICLES OF AMENDMENT


     IGENE Biotechnology, Inc., a Maryland corporation, having its principal office in Columbia, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof the following:

                    "FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Two Hundred Fifty One Million Five Hundred Thousand (251,500,000) shares divided into Two Hundred Fifty Million (250,000,000) shares par value of One Cent ($.01) per share of Common Stock, having an aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000.00) and One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000.00). The aggregate par value of all shares of stock is Two Million Five Hundred Fifteen Thousand Dollars ($2,515,000.00)."

     SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on September 19, 1997, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on November 17, 1997.

     THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote required by law.

     FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were as follows:

             The total number of shares of all classes was 36,500,000, divided into two classes as follows:

             35,000,000 shares of Common Stock, par value $.01 per share
       and   1,500,000 shares of Preferred Stock, par value $.01 per share

             (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

             The total number of shares of stock of all classes is 251,500,000, divided into two classes as follows:

             250,000,000 shares of Common Stock, par value $.01 per share
       and   1,500,000 shares of Preferred Stock, par value $.01 per share

             (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was $365,000. The aggregate par value of all shares of all classes of stock as increased by this amendment is $2,515,000. This amendment has the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by $2,150,000.

     IN WITNESS WHEREOF, IGENE Biotechnology, Inc. has caused this instrument to be signed in its name and on its behalf by its Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary.

     The undersigned acknowledges these Article of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


Attest:                                         IGENE Biotechnology, Inc.

__________________________                      ______________________________
Stephen F. Hiu                                  Ramin Abrishamian
Secretary                                       Chief Executive Officer

[affix corporate seal]


                          Dated as of November 17, 1997

                            IGENE BIOTECHNOLOGY, INC.

                        MEETING OF THE BOARD OF DIRECTORS

                                  April 3, 1991


A regular meeting of the Board of Directors of IGENE Biotechnology, Inc. (the "Company") was held at the offices of SRK Management, 126 East 56th Street, New York, N.Y. at 10:15 a.m. The meeting was chaired by Mr. John A. Cenerazzo, Chairman of the Board of the Company. The following Directors of the Company were present:

                  Joseph C. Abeles
                  John A. Cenerazzo
                  Stephen F. Hiu
                  Thomas L. Kempner
                  Michael G. Kimelman
                  Anthony B. Low-Beer

Sidney R. Knafel was unable to attend.

In addition to the Directors of the Company, Gisela Harbs of Abel Associates, Victoria Hamilton of SRK Management, Mary Losti of M. Kimelman & Co., Bruce Lev of Lev, Spalter, Berlin, Certilman & Lipson, and Patrick Monahan of IGENE were present at the Meeting as guests of the Board.

The Meeting was called to order by Mr. Cenerazzo.

Mr. Cenerazzo first asked the Directors to approve the Minutes of the Board Meeting of February 28, 1991 which had previously been circulated to all Directors. There being no amendments and upon a motion duly made and seconded, the Minutes were unanimously approved.

Mr. Cenerazzo announced his decision to resign as Chairman of the Board of Directors and recommended that Michael G. Kimelman be appointed Chairman. It was also suggested that Mr. Patrick Monahan be appointed a Director of the Company taking the seat vacated by Robert Fiertz who had resigned on March 15, 1991.

Following discussion, upon motion duly made, seconded and unanimously approved, it was:

          RESOLVED, that Michael G. Kimelman is elected to serve as Chairman of the Board of Directors of the Company, and

          FURTHER RESOLVED that Patrick F. Monahan be appointed a director of the Company to serve until nominees for directors are elected in the 1991 Annual Meeting of Shareholders.

Dr. Hiu next presented a financial report and described current operations at the Company since the last meeting:

      * The overdue invoice from Venable, Baetjer and Howard will be reviewed by Bruce Lev.

      * Consolidation into 8,240 sq. ft. of space will be completed in 2 weeks. Rent has been reduced because of the consolidation.

      * Accounting functions will be performed by Ralph Smith and Phillip Gugliotti on a consulting basis.

      * Salaries and job functions of all employees were discussed.

Dr. Hiu then reminded the Board that the resignation of Mr. Fiertz necessitated changes in the signatories of the Company with regard to the Company's cash accounts. After discussion of this matter and upon a motion duly made, seconded and unanimously approved, it was

          RESOLVED, that the corporate banking resolutions addressed in a Unanimous Consent previously circulated to all directors and made effective on March 15, 1991 be hereby ratified, and

          FURTHER RESOLVED, that the appropriate banking resolutions changing the signatory of the Company's payroll account be hereby approved, and

          FURTHER RESOLVED that Stephen F. Hiu, as president of the Company, be appointed the Company's resident agent in Maryland.

The Directors next discussed plans for the Annual Meeting of Stockholders, including the nomination of Directors and selection of independent auditors for 1991.

Following the discussion, upon motion duly made and seconded, it was unanimously

          RESOLVED, that the annual meeting (the "Meeting") of stockholders be held on Thursday, June 27, 1991, at Manufacturers Hanover Trust Company, 270 Park Avenue, Room 3, New York, New York at 10:00 a.m.; and

          FURTHER RESOLVED, that holders of 8% Cumulative Convertible Preferred Stock, Series A ("Preferred Stock") or Common Stock, of record on May 8, 1991, be entitled to notice of and to vote at the Meeting; and

          FURTHER RESOLVED, that the number of directors beginning as of the date of the Meeting shall be eight, provided that, if the holders of Preferred Stock exercise their right to elect two directors, the Board shall be expanded to ten to include the directors elected by holders of Preferred Stock; and

          FURTHER RESOLVED, that the following persons are nominated to serve as directors for the ensuing year:

                  Joseph C. Abeles
                  John A. Cenerazzo
                  Stephen F. Hiu
                  Thomas L. Kempner
                  Michael G. Kimelman
                  Anthony B. Low-Beer
                  Sidney R. Knafel
                  Patrick F. Monahan

          and;

          FURTHER RESOLVED, that the accounting firm of Berenson, Berenson, Adler and Co. be selected as independent auditors of the Company for the year December 31, 1991.

Mr. Manahan next updated the Directors on manufacturing operations in Chile:

      * High pigment titers have been achieved in the small fermentors.

      * Installation of dryer is behind schedule about 2 weeks, but this is not a bottleneck.
               Sterilization equipment necessary for longer fermentors has arrived.

      * Fundacion Chile is very pleased with results of their feeding trials with AstaXin(R).

      * IGENE will supply AstaXin(R) for feeding study to be conducted by Washington State University and Fundacion Chile.

The directors next discussed ClandoSan(R) manufacturing and sales. Dr. Hiu told the directors that Anne E. Robinson would be hired on a part-time basis as a marketing consultant for this product and will make a recommendation to the Board regarding the product's future.

The next meeting of the Board of Directors is tentatively scheduled for May 20th at the offices of SRK Management.

There being no further business, upon a motion duly made, seconded and approved, the Meeting was adjourned at 12:00 noon.

                                       Respectfully Submitted:


                                       -------------------------
                                       Stephen F. Hiu, Ph.D.
                                       Secretary

Approval:  ________________________

                            IGENE BIOTECHNOLOGY, INC.

                              ARTICLES OF AMENDMENT


          IGENE Biotechnology, Inc., a Maryland corporation having its principal office in Howard County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof the following:

               "FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 36,500,000 shares divided into 35,000,000 shares of Common Stock, par value $.01 per share, having an aggregate par value of $350,000 and 1,500,000 shares of Preferred Stock, par value $.01 per share, having an aggregate par value of $15,000. The aggregate par value of all shares of stock is $365,000."

          SECOND: The board of directors of the Corporation, at a meeting duly convened and held on July 10, 1990, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on August 8, 1990 or at any adjournment thereof.

          THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote required by law.

          FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were as follows:

               The total number of shares of stock of all classes was 11,500,000, divided into two classes as follows:

               10,000,000 shares of Common Stock, par value $.01 per share and 1,500,000 shares of Preferred Stock, par value $.01 per share

                  (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

               The total number of shares of stock of all classes is 36,500,000, divided into two classes as follows:

               35,000,000 shares of Common Stock, par value $.01 per share and 1,500,000 shares of Preferred Stock, par value $.01 per share

                  (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was $115,000. The aggregate par value of all shares of all classes of stock as increased by this amendment is $365,000. This amendment has the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by $250,000.

          IN WITNESS WHEREOF IGENE Biotechnology, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary.

          The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

Attest:                                    IGENE Biotechnology, Inc.

_________________________                  By: ___________________________
Stephen F. Hiu, Secretary                      Robert E. Fiertz, President

[Affix corporate seal]

                           Dated as of August 8, 1990

                            IGENE BIOTECHNOLOGY, INC.

                              ARTICLES OF AMENDMENT


     IGENE Biotechnology, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   The charter of the Corporation is hereby amended by striking out
Article Eight and inserting in lieu thereof the following:

               "Eighth. (a) The liability of directors and officers to the Corporation and its stockholders for money damages shall be limited to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. Neither the amendment or repeal of this subparagraph or adoption of any provision of these Articles of Incorporation inconsistent with this subparagraph shall eliminate or reduce this protection offered by this subparagraph to a director or officer of the Corporation with respect to any act or omission which occurred prior to such amendment, repeal or adoption.

                         (b) To the maximum extent permitted by Maryland
               law, the Corporation shall indemnify its current acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities, and shall indemnify, to the same extent, its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. The Corporation shall advance expenses to its directors, officers and the other persons referred above to the extent permitted by Maryland law. The Board of Directors may by Bylaw, resolution or agreement make further provision for or limit such indemnification of directors, officers, employees and agents to the extent permitted by Maryland law. Neither the amendment or repeal of this subparagraph, nor adoption of any provision of these Articles of Incorporation inconsistent with this subparagraph shall eliminate or reduce the protection afforded by this subparagraph to a director or officer of the Corporation with respect to any act or omission which occurred prior to such amendment, repeal or adoption.

                         (c) References to the Maryland law include the
               Maryland General Corporation Law as from time to time amended."

     SECOND:   The Board of Directors of the Corporation, at a meeting duly convened and held on April 7, 1988, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at a meeting of the stockholders of the Corporation to be held on May 9, 1988.

     THIRD:   Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote required by law.

     IN WITNESS WHEREOF IGENE Biotechnology, Inc. has caused this instrument to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary.

     The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

Attest:                                 IGENE Biotechnology, Inc.

---------------------                   ---------------------------
Phillip J. Gugliotti                    William T. Hall
Assistant Secretary                     Executive Vice President

                            IGENE BIOTECHNOLOGY, INC.
                             ARTICLES SUPPLEMENTARY


     IGENE BIOTECHNOLOGY, INC., a Maryland corporation having its principal office in Columbia, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority contained in the Charter the Board of Directors has classified One Million Fifty Thousand (1,050,000) shares of the One Million Five Hundred Thousand (1,500,000) shares of authorized but unissued shares of Preferred Stock into 8% Cumulative Convertible Preferred Stock, Series A.

     SECOND: A description of the 8% Cumulative Preferred Stock, Series A, is as follows:

Section 1.  8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

     Shares of the Preferred Stock of the Corporation, par value $.01 per share are hereby constituted as the original number of shares of a series of Preferred Stock designated as 8% Cumulative Convertible Preferred Stock, Series A ("Series A Stock").

Section 2.  DIVIDENDS

     Holders of shares of Series A Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment, an annual cash dividend of $.64 per share, payable in arrears in equal quarterly installments on January 1, April 1, July 1, and October 1, commencing January 1, 1988. Dividends on the Series A Stock will be cumulative from the date of original issue. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Unless full cumulative dividends on all outstanding shares of Series A Stock or any other class of preferred stock ranking on a parity with the Series A Stock as to dividends and upon liquidation ("Parity Stock") have been paid at the time such dividends are payable or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment), the Corporation will not (a) declare or pay any dividend on the Common Stock $.01 par value (the "Common Stock"), of the Corporation or on any other class of stock ranking junior to the Series A Stock as to dividends and upon liquidation (the Common Stock and any such junior class being the "Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Junior Stock) or (b) purchase any shares of Series A Stock or Parity Stock whether pursuant to a sinking fund redemption or otherwise (except for consideration payable in Junior Stock) or redeem fewer than all of the shares of Series A Stock or Parity Stock then outstanding. Unless and until all dividends accrued and payable but unpaid on the Series A Stock and any Parity Stock at the time outstanding have been paid in full, all dividends declared by the Corporation upon such Series A Stock or Parity Stock shall be declared pro rata with respect to all Series A Stock and Parity Stock then outstanding, so that the amounts of any dividends declared on the Series A Stock and such Party Stock shall in all cases bearing each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series A Stock and such other Parity Stock, respectively, bear to each other.

Section 3.  CONVERSION

            3.01. CONVERSION PRIVILEGE. Subject to and upon compliance with the provisions of this Section 3, at the option of each holder of shares of Series A Stock, each share of Series A Stock may at any time during usual business hours prior to October 1, 2002 (or if the Series A Stock or portion thereof is called for redemption prior to October 1, 2002, then in respect of shares of the Series A Stock to and including but not after the close of business on the fifth day prior to the date fixed for such redemption) be converted into fully paid and nonassessable shares of Common Stock of the Company at the conversion price in effect at the date of conversion. The conversion price shall be initially $4.00 per share of Common Stock (so that each share of Series A Stock, issued for $8.00, shall be initially convertible into two shares of Common Stock). The conversion price shall be adjusted in certain instances as provided in Subsection 3.05 and as so adjusted is herein referred to as the "Conversion Price." No adjustment in the conversion price shall be made by reason of the issuance of Series A Stock pursuant to the proposed Subscription Offering (the "Subscription Offering") by the Company, as defined and described in the Private Placement Memorandum dated September 25, 1987. The stated value of the Series A Stock is $8.00 per share.

            3.02. MANNER OF EXERCISE OF CONVERSION PRIVILEGE. Any holder of shares of Series A Stock desiring to convert the same into shares of Common Stock shall surrender the certificate or certificates for the shares of Series A Stock being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at a bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares of Series A Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names and an opinion of counsel acceptable to the Company in form acceptable to the Company that such transfer or issuance may be effected without registration or qualification under any state or federal law. In case fewer than all of the shares of Series A Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall issue and deliver or cause to be issued and delivered, to the holder a certificate or certificates for the shares of Series A Stock not so converted. The holders of shares of Series A Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except shares called for redemption on a redemption date between such record date and the dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof. However, shares of Series A Stock surrendered for conversion during the period from the close of business on any dividend payment record date for the Series A Stock to the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period for which no dividend shall be payable) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date; provided, however, that no such payment need be made if there shall exist at the time of the conversion a default in payment of dividends; further provided, the Corporation shall return to such holder any funds received from the holder if no dividend is paid on the corresponding dividend payment date. A holder of shares of Series A Stock on a dividend payment record date who (or whose transferee) converts shares of Series A Stock on a dividend payment date will receive the dividend payable on such shares by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Stock for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of shares of Series A Stock.

            3.03. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversions of shares of the Series A Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of shares of the Series A Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest computed on the basis of the prevailing market value of the Common Stock in the open market as determined by the Company, which determination shall be conclusive.

            3.04. ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Conversion Price for any stock dividend or distribution or any subdivision or combination of the outstanding shares of the Common Stock of the Company as provided in Subsection 3.05, the holder of shares of the Series A Stock shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

            3.05. ADJUSTMENT OF CONVERSION PRICE; EFFECT OF CONSOLIDATION, MERGER, OR SALE.

                  (a) The Conversion Price shall be subject to adjustment from time to time after October 1, 1987, as follows:

                      (i) In case the Company shall (A) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that each holder of shares of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which holder would have owned immediately following such action had the shares of Series A Stock been converted immediately prior thereto. An adjustment made pursuant to this Subsection (i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection (i), the holder of the shares of Series A Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                      (ii) In case the Company shall issue rights or warrants (other than shares in the Subscription Offering, with respect to which this Section shall be inapplicable) to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to Subsection (iv) below) on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                      (iii) In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company) or rights or warrants to subscribe to securities of the Company (excluding those referred to in Subsection (ii) above and excluding the right to subscribe for Series A Stock in the Subscription Offering, as to which this section shall be inapplicable) then in each such case the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the denominator shall be the current market price per share (determined as provided in Subsection (iv) below) of the Common Stock on the record date mentioned below, and of which the numerator shall be such current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                      (iv) For the purpose of any computation under Subsection
(a)(ii) and (iii) above, the current market price per share of Common Stock on any date shall be deemed to be 100% of the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or if the Common Stock is quoted on the NASDAQ National Market System, the last reported sale price on the NASDAQ National Market System or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked quotations in such System, or, if the Common Stock is listed on any national securities exchange, the last reported sale price regular way on such exchange, or if no such quotations are available, the fair market price as determined by the Board of Directors of the Company (whose determination shall be conclusive).

                      (v) In any case in which the Section 3.05 shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer for not more than 45 days issuing to the holder of any shares converted after such record date (x) the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above (y) the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the conversion price prior to adjustment.

                      (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further that adjustment shall be required and made in accordance with the provisions of this
Section 3.05 (other than this Subsection (vi) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock). All calculations under this Section 3.05 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 3.05 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price in addition to those required by this Section 3.05, as it in its discretion shall determine to be advisable in order that any such dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                      (vii) The term "Common Stock" shall mean the Corporation's Common Stock as the same exists as of the date of these Articles Supplementary or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes from no par value to par value or changes in par value. In the event that at any time as a result of an adjustment made pursuant to this Section 3.05 the holders of the Series A Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of the Series A Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Subsections (i) through
(vi) above, and all other provisions of this Section 3 with respect to the Common Stock shall apply on like or similar terms to any such other shares.

            (b) If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series A Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination,) (ii) any consolidation, merger, or statutory share exchange to which the Company is a party, other than a consolidation, merger, or statutory share exchange in which consolidation, merger, statutory share exchange the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (iii) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then the Company or such successor or purchasing corporation, as the case shall be, lawful provision shall be made as a part of the terms of such transaction whereby holders of shares of Series A Stock shall receive upon conversion thereof, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, statutory share exchange, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of shares of Series A Stock immediately prior to such consolidation, merger, statutory share exchange, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.05. The provisions of this Subsection (b) shall similarly apply to successive consolidations, mergers, statutory share exchanges, sales or conveyances.

            (c) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (d) STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of the Series A Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the Series A Stock. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of the Series A Stock would exceed the total number of shares of Common Stock then authorized by the Company's Charter.

            (e) ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of the Series A Stock shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder.

            (f) CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of the Series A Stock in any manner which interferes with the timely conversion of the Series A Stock.

Section 4.  LIQUIDATION

            4.01. LIQUIDATION PREFERENCE. In case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of any shares of Series A Stock are entitled to receive a liquidation preference of $8.00 per share, plus an amount equal to the dividends accrued and unpaid thereof to the payment date, before any distribution is made to the holders of Junior Stock.

            4.02. LIMITATIONS. The holders of share of Series A Stock and all Parity Stock shall share ratably, in accordance with the respective amounts payable thereon, in any such distribution which is not sufficient to pay in full the aggregate of the amount payable thereon. After payment in full of the liquidation price to which the holders of shares of Series A Stock are entitled, the holders of shares of Series A Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

            4.03. CONSOLIDATION, MERGER, ETC. Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale of transfer of all or substantially all of the Corporation's assets for ____ or securities nor a statutory share exchange in which stockholders of the Corporation may participate shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 4.

Section 5.  OPTIONAL REDEMPTION OF SERIES A STOCK

            5.01. RIGHT OF REDEMPTION AND REDEMPTION PRICE. Subject to Section 2, the Series A Stock may be redeemed in whole or in part at any time beginning on October 1, 1989, at a redemption price equal to $8.00 per share, plus accrued and unpaid dividends, in the manner set forth in this Section 5, subject to the conversion rights provided herein.

            5.02. NOTICE OF REDEMPTION; PARTIAL REDEMPTION. In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any of the shares of Series A Stock in accordance with the rights reserved so to do or in case of sinking fund redemptions, it shall mail a notice of such redemption in the case of an optional redemption or notice of the availability of funds in the case of sinking fund redemptions not less than 30 nor more than 60 days prior to the date fixed for redemption to the holder of shares of Series A Stock, at such holder's last address as it shall appear upon the registry books maintained by the Company but any defect therein or failure of the addressee to receive such notice shall not affect the validity of the proceedings for the redemption of the shares of Series A Stock.

            Each such notice of redemption or availability of funds for redemption, as the case may be, shall specify the date fixed for redemption and shall state the number of shares to be redeemed or for which funds are available for redemption, and the payment thereof, together with accrued and unpaid dividends to the date fixed for redemption, will be made at the principal execution office of the Company. Such notice shall also state the Conversion Price and the date on which the right to convert the shares of Series A Stock into Common Stock will terminate. If all shares of Series A Stock outstanding are called for redemption, the notice of redemption shall so state. In case of an optional redemption, if fewer than all shares of Series A Stock outstanding are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Corporation. If fewer than all shares of Series A Stock are called for redemption, upon surrender thereof a new certificate for the unredeemed shares will be issued without charge to the holder. If the number of shares to be redeemed is a partial redemption and are converted before the termination of the conversion right resulting from such redemption, the converted shares shall be deemed (so far as may be) to be the portion selected for redemption.

            The Corporation may not redeem less than all of the Series A Stock then outstanding if, as of such time, the Corporation has failed to pay all accrued and unpaid dividends thereon or has failed to make a mandatory fund redemption as described in Section 7.

            5.03. NO ACCRUAL OF DIVIDENDS. If a notice of score redemption has been given pursuant to this Section and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, for the pro rata benefit of the holders of the shares so called for redemption, then on and after the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, dividends shall cease to accrue on the shares of Series A Stock to be redeemed, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease except the right to receive the monies payable upon such redemption, without interest, upon surrender of the certificates evidencing such shares.

Section 6.  VOTING

            6.01. RIGHT TO VOTE. Holders of shares of Series A Stock shall be entitled to vote on all matters requiring stockholder approval as one class with the holders of Common Stock except as provided in Section 6.02. Each holder of Series A Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such holder of Series A Stock would be entitled to convert his or her shares of Series A Stock as of the record date set for determining stockholders entitled to vote.

            6.02. DIVIDEND DEFAULTS.

                  (1) After October 1, 1989 if on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, dividends on the shares of Series A or any Parity Stock shall not have been paid on four consecutive dividend payment dates, the holders of shares of Series A and the holders of shares of Parity Stock, voting together as a single class, shall be entitled at such meeting to elect two Directors. Such right to vote as a single class to elect two Directors shall, when vested, continue until all dividends in default on the shares of Series A and such Parity Stock, as the case may be, shall have been paid in full and, when so paid, such right to elect two Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right to elect two Directors separately as a class in the case of future dividend defaults.

                  (2) So long as any shares of Series A are outstanding and default in dividends as described in Section 6.02(1) exists, the number of Directors of the Corporation shall at all times be not more than eleven.

                  (3) Directors elected pursuant to paragraph (1) of this
Section 6.02 shall serve until the earlier of (x) the annual meeting of the stockholders of the Corporation and the election (by the holders of shares of Series A and Parity Stock) and the qualification of their respective successors or (y) the date upon which all dividends in default on the shares of Series A and such Parity Stock shall have been paid in full. Directors elected pursuant to paragraph (1) of this Section 6.02 may be removed by, and shall not be removed except by, the vote of the holders of record of Series A and Parity Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or the holders of shares of Series A and Parity Stock, called for that purpose. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a default in dividends on the shares of Series A or such Priority Stock by reason other than removal, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director.

            6.03. AMENDMENT OF RIGHT, PREFERENCES, ETC. The affirmative vote of the holders of a majority of the shares of the Series A Stock shall be required to amend, alter or repeal any of the provisions of these Articles Supplementary which would materially and adversely change any right, preference, privilege or voting power of the Series A Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, the creation and issuance of other series of Preferred Stock, whether ranking senior, on a parity with or junior to the Series A Stock with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers. Where the shares of any Parity Stock are also materially and adversely affected by such amendment, alteration or repeal, the holders of the Series A Stock and Parity Stock shall vote as one class and the affirmative vote of the holders of a majority of the shares of such class shall be required to approve.

                  The foregoing voting provisions shall not apply if no shares of Series A Stock have been issued, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with Section 5 to effect such redemption.

Section 7.  SINKING FUND

            7.01. SINKING FUND REDEMPTIONS. Holders of Series A Stock may surrender in the aggregate a number of shares equal to six percent (6%) of shares of Series A Stock outstanding at the close of the Subscription
Offering for redemption on October 1 of each year in the years 1992 through 2001, and the balance of the shares of Series A Stock on October 1, 2002. For a sinking fund for the redemption of the Series A Stock, the Corporation shall make available, when and as appropriated by the Board of Directors, out of funds legally available for the purpose, before October 1 in each of the years 1992 to 2002, inclusive, as a sinking fund payment, an amount in cash sufficient to redeem on each such October 1 through 2001, in the aggregate a number of shares equal to six percent (6%) of shares of Series A Stock outstanding at the close of the Subscription Offering and on October 1, 2002 an amount of cash sufficient to redeem the balance of the shares of Series A Stock; each such sinking fund payment shall be applied on each such October 1 to the redemption, at $8.00 per share, of Series A Stock surrendered to the Corporation by the holders of the Series A Stock for redemption, plus an amount equal to the dividends accrued and unpaid on such shares to the date of redemption. The sinking fund payments provided for in the preceding sentence shall be cumulative. In case more than the number of shares the Corporation is required to redeem on any redemption date are surrendered for redemption, the Corporation may select the shares to be redeemed by lot, pro rata, by agreement among the holders or in any equitable manner determined by the Corporation, including by a combination of selection by lot and agreement. In case fewer than the number of shares the Corporation is required to redeem on any redemption date are surrendered for redemption, the excess funds available in the sinking fund shall cumulate and the number of shares equal to the difference between the number of shares surrendered for redemption and the maximum number of shares which could have been surrendered for redemption may be surrendered for redemption on the following October 1. Notwithstanding the net asset value per share of the Series A Stock at the time of redemption, all redemptions whether made under Section 5 or 7 shall be at $8.00 per share (plus accrued and unpaid dividends).

            Notice of redemption for the redemption of such shares shall be as set forth in Section 5.

            If the Board of Directors should for any reason fail to appropriate sinking fund payments for number of shares the Corporation is required to redeem in each year starting in 1992, then the Board of Directors may not thereafter
(i) pay any dividends or make any other distribution (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) on the Common Stock or Junior Stock or (ii) purchase, redeem or otherwise acquire any shares of Junior Stock. No redemption, whether made under Section 5 or 7, may be made unless and to the extent funds are legally therefor pursuant to the Maryland General Corporation Law.

            7.02. SATISFACTION OF SINKING FUND REDEMPTIONS. The Company may apply as a credit any shares of Series A Stock redeemed at the election of the Company (other than pursuant to this Section 7) or converted at the option of the holder, in each case in satisfaction of all or any part of any Sinking Fund redemption required to be made pursuant to this Section 7 and the amount of the Sinking Fund redemption shall be reduced accordingly. The amount of any Sinking Fund redemption for any year shall automatically be reduced by the shares of Series A Stock called for redemption through operation of the Sinking Fund or converted into Common Stock pursuant to Section 3 on or before the date fixed for redemption in that year.

     THIRD: The reclassification of authorized but un-issued shares as set forth in these Articles Supplementary has effected no change in the authorized capital of the Corporation consisting of Ten Million (10,000,000) shares of Common Stock with a par value of One Cent ($.01) each, One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of $.01 each, amounting in the aggregate to One Hundred Fifteen Thousand Dollars ($115,000).

     IN WITNESS WHEREOF, IGENE Biotechnology, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Asst. Secretary this 30th day of September, 1987, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:                                     IGENE BIOTECHNOLOGY, INC.

_____________________________               By: _________________________
Philip J. Gugliotti,                        Robert Austin Milch, President
Assistant Secretary

                            IGENE BIOTECHNOLOGY, INC.
                             ARTICLES SUPPLEMENTARY

     IGENE BIOTECHNOLOGY, INC., a Maryland corporation having its principal office in Columbia, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Articles Supplementary filed September 30, 1987, One Million Fifty Thousand (1,050,000) shares of Preferred Stock were classified as 8% Cumulative Convertible Preferred Stock, Series A.

     SECOND: Pursuant to authority contained in the Charter the Board of Directors has classified an additional Eighty-Two Thousand Five Hundred (82,500) shares of the One Million Five Hundred Thousand (1,500,000) shares of authorized but unissued shares of Preferred Stock into 8% Cumulative Convertible Preferred Stock, Series A.

     THIRD: The reclassification of authorized but unissued shares as set forth in these Articles Supplementary has effected no change in the authorized capital of the Corporation consisting of Ten Million (10,000,000) shares of Common Stock with a par value of One Cent ($.01) each, One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of $.01 each, amounting in the aggregate to One Hundred Fifteen Thousand Dollars ($115,000).

     IN WITNESS WHEREOF, IGENE BIOTECHNOLOGY, INC. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary this 27th day of October, 1987, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:                                    IGENE BIOTECHNOLOGY, INC.

-------------------------------            By: -------------------------
William T. Hall, Secretary                     Robert Austin Milch, President

                            IGENE BIOTECHNOLOGY, INC.

                             ARTICLES OF RESTATEMENT

          IGENE Biotechnology, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

                    FIRST: The Corporation desires to restate its charter as currently in effect.

                    SECOND: The provisions of the Corporation's charter currently in effect are as follows:

                    "FIRST: I, Shale D. Stiller, whose post office address is 1300 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

                    SECOND: The name of the Corporation (hereinafter called the Corporation) is IGENE BIOTECHNOLOGY, INC.

                    THIRD: The purposes for which the Corporation is formed are:

                    (a) To engage in any and all activities relating to mutated and genetically engineered microorganisms.

                    (b) To carry on the aforesaid business and any related or unrelated business and activity in the State of Maryland, in any state, territory, district or dependency of the United States, or in any foreign country.

                    (c) To do anything permitted in Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

                    FOURTH: The post office address of the principal office of the Corporation in the State is 9110 Red Branch Road, Columbia, Maryland 21045. The name and post office address of the resident agent of the Corporation in this State is Dr. Robert Austin Milch, 9110 Red Branch Road, Columbia, Maryland 21045. Said agent is an individual actually residing in this State.

                    FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Eleven Million Five Hundred Thousand (11,500,000) shares divided into Ten Million (10,000,000) shares par value of One Cent ($.01) per share of Common Stock, having an aggregate par value of One Hundred Thousand Dollars ($100,000.00) and One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000,000). The aggregate par value of all shares of stock is One Hundred Fifteen Thousand Dollars ($115,000.00).

                    SIXTH: The number of directors of the Corporation shall be no less than five (5) and no greater than nine (9), which numbers may be increased or decreased pursuant to the By-Laws of the Corporation. In the event that there are less than three (3) stockholders, the number of directors may be less than three (3) but no less than the number of stockholders.

                    SEVENTH: No Stockholders of the Corporation shall have any preferential or pre-emptive right to acquire additional shares of stock of the Corporation except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

                    EIGHT: The Corporation shall have the power to indemnify, by express provision in its By-Laws, by Agreement or by majority vote of either its stockholders or disinterested directors, any one or more of the following classes of individuals: (1) present or former directors and/or officers of the Corporation, (2) present or former agents and/or employees of the Corporation, (3) present or former administrators, trustees or other fiduciaries under pension, profit sharing, deferred compensation, or any other employee benefit plan maintained by the Corporation and (4) persons serving or who have served at the request of the Corporation in any of the aforementioned capacities for any other corporation, partnership, joint venture, trust, or other enterprises. Provided, however, that the Corporation shall not have the power to indemnify any person if such indemnification would be contrary to Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, or any statute, rule or regulation of similar import.

                    NINTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the corporation and of the Directors and Stockholders shall include the following:

                    (a) Any Director individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated, provided that in case a Director, or firm of which a Director is a member, or a corporation or association of which a Director is an officer or director in which a Director is interested as the holder of any amount of its capital stock or otherwise, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any Director of the Corporation who is also a Director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

                    (b) The Corporation reserves the right, from time to time, to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                    (c) Except as otherwise provided in these Articles of Incorporation, the Charter or the By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the corporation except such as are by law, these Articles of Incorporation, the Charter or the By-Laws, conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

                           (1) To authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class of classes, whether now or hereafter authorized, for such considerations as said Board of Directors may deem advisable, subject to such restrictions or limitations, if any as may be set forth in the By-Laws of the Corporation;

                           (2) By articles supplementary to these Articles of Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the time and prices of redemption of, and the conversion rights of, such shares."

                    THIRD: The provisions set forth in these Articles of Restatement are all the provisions of the charter currently in effect.

                    FOURTH: The restatement of the Corporation's charter was approved by a majority of the entire board of directors of the Corporation. These Articles of Restatement supersede all prior charter documents.

                    FIFTH: The Corporation currently has eight (8) Directors. The names of the Directors of the Corporation currently in office are as follows:

          Robert Austin Milch
          William T. Hall
          Thomas L. Kempner
          John C. Archibald
          Morton A. Cohen
          Carl L. Kempner
          Sidney R. Kanfel
          Kenneth D. Weiser

                    SIXTH: The Corporation's charter is not amended by these Articles of Restatement.

                    SEVENTH: The current address of the Corporation and the name and address of the Corporation's current resident agent are as stated in the Restatement contained in Article Second above.

                    THE UNDERSIGNED, President of IGENE Biotechnology, Inc., who executed on behalf of the corporation the foregoing Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing Articles of Restatement to be the corporate act of the corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval of the Articles are true in all material respects, under the penalties of perjury.

                    IN WITNESS WHEREOF IGENE Biotechnology, Inc., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, on November 4, 1986.

[SEAL]                                        IGENE BIOTECHNOLOGY, INC.

                                              By: _________________________
                                                  Robert Austin Milch
                                                  President

Attest:

------------------------------
William T. Hall
     Secretary

                            IGENE BIOTECHNOLOGY, INC.

                             ARTICLES SUPPLEMENTARY


          IGENE Biotechnology, Inc., a Maryland corporation having its principal office in Columbia, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

          FIRST: The charter of the Corporation gives the Corporation authority to issue One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock. By Articles Supplementary filed with the SDAT on December 29, 1983, the Board of Directors classified shares of Preferred Stock as Series A Preferred Stock with the preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends and qualified actions as set forth in such Articles Supplementary.

          SECOND: Pursuant to authority contained in the Charter, all of the authorized but unissued shares of Preferred Stock previously classified as Series A Preferred Stock have been duly reclassified by the Board of Directors of the Corporation as authorized but unissued shares of Preferred Stock of the Corporation.

          THIRD: The description of the Preferred Stock which the Corporation has authority to issue, as contained in the Articles of Amendment to the Articles of Incorporation filed by the Corporation on March 7, 1986, is "One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000.00)." The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and qualifications of the Preferred Stock shall be set by the Board of Directors prior to issuance of shares of such stock pursuant to authority contained in the Charter.

          FOURTH: The reclassification of stock made by these Articles Supplementary was approved by the Board of Directors of the Corporation by a meeting held on September 12, 1986. No stockholder approval of these Articles Supplementary is required and these Articles Supplementary have therefore been approved and authorized in the manner and by the vote required by law and by the Corporation's charter.

          IN WITNESS WHEREOF, IGENE Biotechnology, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary this 4th day of November, 1986, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:                                        IGENE Biotechnology, Inc.


-----------------------------                  By:---------------------------
William T. Hall, Secretary                        Robert Austin Milch,
                                                  President

                               ARTICLES OF MERGER


          Genetic Research Corporation, a Maryland corporation (herein sometimes called "Merging Company"), and IGI Biotechnology, Inc., a Maryland corporation (herein sometimes called "Survivor"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Merging Company and Survivor have agreed that Merging Company shall be merged into Survivor.

          SECOND: Survivor shall survive the merger under the laws of the state of Maryland and shall continue under the name:

                            IGI Biotechnology, Inc.

          THIRD: The names of the corporations parties to the merger are Genetic Research Corporation and IGI Biotechnology, Inc., both corporations organized and existing under the laws of the State Maryland.

          FOURTH: The Charter and Bylaws of Survivor in effect on the date of this merger shall continue in full force and effect as the Charter and Bylaws of the corporation surviving the merger.

          FIFTH: The principal office of the Merging Company is located in Howard County, Maryland. The principal office of the Survivor is located in Howard County, Maryland. Neither the Merging Company nor the Survivor own any property in Maryland, the title to which could be affected by the recording of an instrument among the Land Records of any county in Maryland or the City of Baltimore, Maryland.

          SIXTH: The total number of shares of stock of all classes which Merging Company has authority to issue is Five Thousand (5,000) shares of capital stock without par value. The total number of shares of stock of all classes which Survivor has authority to issue is Twenty-Two Million (22,000,000) shares, of which Twenty-One Million (21,000,000) shares are New Common Stock having an aggregate par value of Two Hundred Ten Thousand Dollars ($210,000.00) and of which One Million (1,000,000) shares are Series A Preferred Stock having an aggregate par value of Ten Thousand Dollars ($10,000.00). The aggregate par value of all shares of all classes of authorized stock of the Survivor is Two Hundred Twenty Thousand Dollars ($220,000.00). These Articles of Merger make no change in the capitalization of the Survivor or any other amendment to its Charter.

          SEVENTH: Since the Merging Company is a wholly-owned subsidiary of the Survivor, all issued shares of the Merging Company will be cancelled automatically as a result of this merger, and no new shares of the Survivor or any other consideration will be issued in consideration of the cancellation of the stock of the Merging Company.

          EIGHTH: Upon the effective date of the merger, the separate existence of the Merging Company shall cease and the Survivor shall own and possess all of the property, rights, privileges and franchises of whatever nature and description of the Merging Company without further act or deed. Notwithstanding the foregoing, confirmatory deeds or other like instruments, when deemed desirable to evidence such transfer, vesting or devolution of any property, rights, privileges or franchises, may, at any time or from time to time, be made and delivered in the name of the Merging Company by the last acting officers thereof, or by the corresponding officers of the Survivor.

          Upon the effective date of the merger, the Survivor shall be liable for all the debts and obligations of the Merging Company and any claim existing or action or proceeding pending by or against it may be prosecuted to judgment or decree as if the merger had not taken place. The rights of creditors of the Merging Company shall not be impaired by this merger.

          NINTH: The Board of Directors of Merging Company, by a unanimous consent dated October 17, 1984, adopted resolutions approving the merger. The Board of Directors of Survivor, at a meeting held on September 21, 1984, adopted resolutions approving the merger. The terms and conditions of the merger described in these Articles were therefore duly approved by the Directors of Merging Company and of Survivor as required by the laws of Maryland and by the Charters of Merging Company and Survivor and, since the Merging Company is a wholly owned subsidiary of Survivor, no approval by the stockholders of either company is required.

          TENTH: This merger shall become effective in accordance with the laws of the State of Maryland when these Articles have been accepted for record by the Department of Assessments and Taxation of Maryland.

          IN WITNESS WHEREOF, the corporations party to these Articles of Merger have caused these Articles to be signed in their respective corporate names and on their behalfs by their respective Presidents and their corporate seals to be hereunto affixed and attested by their respective Secretaries, and each officer signing this document acknowledges it to be the corporate act of his respective corporation and that, to the best of his knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the foregoing Articles are true in all material respects and that this verification is made under the penalties of perjury.

 ATTEST:                                 IGI BIOTECHNOLOGY, INC.



__________________________               By: _______________________
Carl L. Kempner,                             Robert Austin Milch,
Secretary                                    President


                                         GENETIC RESEARCH CORPORATION


__________________________               By: _______________________
Thomas L. Kempner,                           Robert Austin Milch,
Secretary                                    President

                             IGI Biotechnology, Inc.

                             ARTICLES SUPPLEMENTARY


          IGI Biotechnology, Inc. (the "Corporation"), a Maryland corporation having its principal office in Howard County, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to authority contained in the Corporation's Charter, the Board of Directors of the Corporation by resolution has classified all One Million (1,000,000) authorized but unissued shares of the Corporation's Preferred Stock as authorized but unissued shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock").

          SECOND: A description of the Series A Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption, as approved by the Board of Directors is as follows:

          A. Dividends.

          The holders of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors and out of funds of the Corporation legally available for the payment of dividends, noncumulative dividends in cash at the rate of six percent of $4.00 (the "Issue Price") per share per annum, and no more, payable annually with respect to each fiscal year no later than 120 days after the end of such fiscal year; provided that the aggregate amount of such dividends payable with respect to any fiscal year shall not exceed the consolidated net income of the Corporation and its subsidiaries (if any) for such fiscal year. As long as any shares of Series A Preferred Stock are outstanding the Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of New Common Stock) on shares of New Common Stock or any other class of stock ranking junior to the Series A Preferred Shares in respect of dividends or rights upon liquidation, or make, directly or indirectly, any other distribution of any sort in respect of shares of such junior stock or any payment on account of the redemption, purchase or other acquisition of shares of such junior stock unless, at the date of such distribution or other payment, all dividends on the then outstanding shares of Series A Preferred Stock for the preceding fiscal year have been declared at the rate set forth above and paid or set apart for payment in full and all sinking fund redemptions of shares of Series A Preferred Stock then or theretofore required hereunder have been made. The dividend per share for the fiscal year ended December 31, 1983 shall be in an amount which bears the same proportion to the Issue Price as the number of days in the period from the initial issuance of shares of Series A Preferred Stock to December 31, 1983 bears to 360.

          B. Voting Rights.

          Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of New Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of New Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote, together with holders of New Common Stock, with respect to any question upon which holders of New Common Stock have the right to vote.

          Notwithstanding the foregoing, unless prior to or simultaneously with the consummation of any transaction referred to below all of the outstanding shares of Series A Preferred Stock are to be redeemed or the Corporation has provided monies for such redemption in accordance with Section E hereof, the consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose, shall be necessary to effectuate or validate the action of the Corporation in effecting, authorizing or permitting any one or more of the following:

          1. The consolidation or merger of the Corporation with any other corporation or the conveyance, transfer or lease of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or entity; or

          2. The authorization, creation or issue of any class of stock of the Corporation ranking equal or prior to the Series A Preferred Stock in respect of dividends or rights upon liquidation, or the authorization, creation or issue of any obligation or security convertible into or exchangeable for shares of stock of any class ranking equal or prior to the Series A Preferred Stock in respect of dividends or rights upon liquidation, or the reclassification of any stock of the Corporation into shares of Series A Preferred Stock or stock ranking equal or prior to Series A Preferred Stock in respect of dividends or rights upon liquidation; or

          3. The issuance and sale by the Corporation to the public by means of an initial underwritten public offering of shares of New Common Stock for a price per share of New Common Stock to the public of nine dollars ($9.00) or less; or

          4. The issue of any shares of New Common Stock for a price per share of New Common Stock of four dollars ($4.00) or less, or the issue of any stock, obligation or security convertible into or exchangeable for shares of New Common Stock the price per share of New Common Stock issuable upon such conversion or exchange (determined by dividing (i) the total consideration received or receivable by the Corporation for the issue or sale of such stock, obligation or security, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (ii) the total maximum number of shares of New Common Stock issuable upon the conversion or exchange of all such stock, obligation or security) is four dollars ($4.00) or less per share of New Common Stock; or

          5. The creation, incurrence, assumption or sufferance by the Corporation of indebtedness for borrowed money or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, other than any indebtedness or liability outstanding on the date hereof, exceeding the greater of (i) one million dollars ($1,000,000), or (ii) either (x) three times the Corporation's net worth (as defined below) or (y) ten million dollars ($10,000,000), whichever is less; or

          6. The granting by the Corporation to any persons of stock options other than options to purchase up to 450,000 shares of the Corporation's New Common Stock, which options are authorized under the Corporation's existing Non-Qualified Stock Option Plan and Qualified Incentive Stock Option Plan, both of which were approved by the Board of Directors on December 3, 1982; or

          7. The repeal of these Articles Supplementary or the Articles of Incorporation of the Corporation or any amendment or alteration thereof which would affect adversely the preferences, rights and qualifications, and the limitations or restrictions thereof, of the shares of Series A Preferred Stock or of the holders, as such, thereof; or the repeal of any provision of the By-laws of the Corporation relating to the quorum or notice for meetings of the holders of Series A Preferred Stock, or any amendment or alteration thereof which would adversely affect the aforesaid preferences or rights of the shares of Series A Preferred Stock or the holders, as such, thereof.

          The Corporation's net worth shall mean the sum of the following determined in accordance with generally accepted accounting principles then employed, applied on a consistent basis:

          (a) the par or stated value of all outstanding capital stock (less cost of treasury shares); PLUS

          (b) the amount of capital surplus and earned surplus (or, in the case of a capital surplus or earned surplus deficit, MINUS the amount of such deficit).

          C. Liquidation Preference.

          In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any further distribution of any of the assets or funds of the Corporation to the holders of New Common Stock, an amount equal to $4.00 per share of Series A Preferred Stock. If the assets and funds of the Corporation available for distribution to stockholders are insufficient to permit payment of the full aforesaid preferential amount, each issued and outstanding share of Series A Preferred Stock shall entitle the holder to an equal proportion of the assets and funds to be distributed. If the assets and funds of the Corporation available for distribution to stockholders exceeds the preferential amount payable to holders of Series A Preferred Stock above described, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed pro rata to holders of the New Common Stock.

          Written notice of any such liquidation, dissolution or winding-up, stating a payment date and the place where such payment shall be made or other procedure for the making of such payment shall be given by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock at such holder's address as shown on the records of the Corporation.

          D. Conversion Rights.

          The holders of the Series A Preferred Stock shall have conversion rights as follows:

          (a) RIGHT TO CONVERT. Subject to subsection (d) of this Section D, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation, into one fully paid and nonassessable share of New Common Stock (the "Stated Conversion Rate"). The Stated Conversion Rate for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection (d).

          (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into one fully paid and nonassessable share of New Common Stock, subject to adjustment of the Stated Conversion Rate as described in subsection (d), effective as of the closing of a bona fide underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or other federal securities act in lieu thereof, covering the offer and sale of equity securities of the Corporation for the account of the Corporation to the public. Each holder of record of shares of Series A Preferred Stock will be notified by written notice of the effective conversion and the procedures for obtaining issuance of new stock certificates representing New Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock at such holder's address as shown on the records of the Corporation. The Corporation shall not issue any certificates or shares of New Common Stock to a holder of Series A Preferred Stock which has been automatically converted into New Common Stock until the certificate representing the Series A Preferred Stock has been surrendered or an acceptable affidavit and indemnity with respect to the lost stock certificate shall have been provided to the Corporation, but the holder of the Series A Preferred Stock shall, after such conversion, be treated for all other purposes as the holder of New Common Stock.

          (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of New Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election (unless such conversion is automatic pursuant to subsection (b) above) to convert the same and shall state therein the name or names in which the certificate or certificates for shares of New Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of New Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of New Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as provided in subsection (b), the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the New Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) ADJUSTMENT OF STATED CONVERSION RATE. The Stated Conversion Rate shall be subject to adjustment from time to time as set forth below:

          (1) the Stated Conversion Rate shall be adjusted so as to equal at all times the quotient (rounded to the nearest hundredth share) of $4.00 divided by the Current Conversion Price (as defined below). The Current Conversion Price shall be deemed initially to be $4.00. In case at any time or from time to time (except as provided in subparagraph (6) of this subsection (d)) the Corporation shall issue or sell any shares of New Common Stock for a consideration per share less than the Current Conversion Price in effect immediately prior to such issue or sale, then forthwith upon such issue or sale the Current Conversion Price in effect immediately prior to such issue or sale shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of New Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Current Conversion Price, and (y) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of New Common Stock outstanding immediately after such issue or sale. No adjustment of the Current Conversion Price, however, shall be made in an amount less than five cents ($.05), but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to five cents ($.05) or more.

          (2) For the purposes of subparagraph (1) above, the following (i) to
(vi), inclusive, shall also be applicable:

               (i) In case at any time the Corporation shall grant any rights to subscribe for, or any rights or options to purchase, New Common Stock or any stock or other securities convertible into or exchangeable for New Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which New Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of New Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Current Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of New Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in subparagraph (5) of this Section, no further adjustments of the Current Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such New Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) In case at any time the Corporation shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which New Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of New Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Current Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of New Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in subparagraph (5) of this subsection (d), no further adjustments of the Current Conversion Price shall be made upon the actual issue of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Current Conversion Price have been or are to be made pursuant to other provisions of subparagraph (2) of this subsection (d), no further adjustment of the Current Conversion Price shall be made by reason of such issue or sale.

               (iii) In case at any time the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in New Common Stock or Convertible Securities, any New Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (iv) In case at any time any shares of New Common Stock or Convertible Securities or any rights or options to purchase any such New Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commission or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of New Common Stock or Convertible Securities or any rights or options to purchase any such New Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of New Common Stock or Convertible Securities or rights or options to purchase any such New Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Corporation, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors of the Corporation after deducting therefrom all cash and other consideration (if any) paid by the Corporation in connection with such merger.

               (v) In case at any time the Corporation shall take a record of the holders of New Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in New Common Stock or in Convertible Securities, or (y) to subscribe for or purchase New Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of New Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (vi) The number of shares of New Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any such shares shall be considered an issue or sale of New Common Stock for the purposes of subparagraph
(1) above.

               (3) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid out of earned surplus), then in each such case the Current Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Current Conversion Price in effect immediately prior to the date of such distribution by a fraction whose numerator shall be such Current Conversion Price less the then fair market value (as reasonably determined by the Board of Directors of the Corporation) of the portion of the assets or evidences of indebtedness so distributed and whose denominator shall be such Current Conversion Price. Such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (4) In case at any time the Corporation shall subdivide its outstanding shares of New Common Stock into a greater number of shares, the Current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of New Common Stock of the Corporation shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (5) If the purchase price provided for in any right or option referred to in subparagraph (2)(a) of this subsection (d), or the rate at which any Convertible Securities referred to in subparagraphs (2) (a) or (2) (b) of this subsection (d) are convertible into or exchangeable for New Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Current Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Current Conversion Price as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of New Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefore and to be received on the basis of such changed price. On the expiration of any right or option referred to in subparagraph (2) (a) of this subsection (d), or of the termination of any right to convert or exchange any Convertible Securities referred to in subparagraphs
(2) (a) or (2) (b) of this subsection (d), the Current Conversion Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of New Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for New Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of New Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price then in effect hereunder shall forthwith be decreased to such Current Conversion Price as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of New Common Stock delivered as aforesaid.

               (6) The Corporation shall not be required to make any adjustment of the Current Conversion Price in the case of

               (a) the granting by the Corporation of stock options to its employees, or

               (b) the issuance of shares of New Common Stock pursuant to the exercise of such options, whether granted prior to or subsequent to the date hereof or pursuant to other employee benefit plans, or

               (c) the issuance of such additional shares of New Common Stock as may be issuable upon the exercise of such options or pursuant to such options or pursuant to such plans as a result of adjustment in the number of shares covered by such options or plans for stock dividends, stock splits or other changes in the capitalization of the Corporation, or

               (d) the issuance by the Corporation, pursuant to the Purchase Agreement dated as of December 27, 1983 by and between the Corporation and the investors listed on Schedule A thereto, of Warrants (as defined in such Purchase Agreement), and the issuance of shares of New Common Stock pursuant to the terms thereof.

               (7) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of New Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for New Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an agreement providing that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of New Common Stock into which each share of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may practicable to the adjustments provided for in this subsection (d).

               (8) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this subsection (d) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Current Conversion Price as otherwise determined pursuant to any of the provisions of this subsection (d).

               The adjustment of the Stated Conversion Rate hereinabove described is solely applicable to conversion of Series A Preferred Stock to New Common Stock and shall not affect any voting dividend, or liquidation rights or any other rights, preferences, powers, restrictions and limitations of or relating to the Series A Preferred Stock, and, until conversion, except as stated herein, each share of Series A Preferred Stock shall have the same rights, preferences, powers, restrictions and limitations.

               (e) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized New Common Stock and/or shares of New Common Stock then owned or held by or for the account of the Corporation, solely for the purpose of delivery upon conversion of Series A Preferred Stock as herein provided, such number of shares of New Common Stock as shall then be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of New Common Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable.

               (f) NOTICE OF ADJUSTMENT. Whenever the Stated Conversion Rate is adjusted, as herein provided, the Corporation shall promptly mail to the holders of the Series A Preferred Stock a certificate of independent public accountants (who may be the accountants regularly employed by the Corporation) setting forth the Current Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

               E. Redemption.

               (a) OPTIONAL REDEMPTION. The Series A Preferred Stock shall not be redeemable at the option of the holders thereof. The Series A Preferred Stock shall not be redeemable at the option of the Corporation without the prior written consent of the holders of a majority of the Series A Preferred Stock at the time outstanding.

               (b) MANDATORY REDEMPTION. Commencing in the year 1990, and in each of the next four years thereafter the Corporation shall on the earlier of the 120th day of such year or the date on which the annual dividend for the preceding year is declared, but no earlier than the first day of such year, redeem, on a pro rata basis among holders, calculated as an equal percentage of the number of shares then held by each such holder, a number of shares of Series A Preferred Stock equal to 20% of the total number of such shares outstanding on January 1, 1984. Such redemption (the "sinking fund redemption") shall be at a price equal to $4.00 per share. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, or converted into New Common Stock, after December 31, 1983, shall be credited against the Corporation's sinking fund redemption obligations both theretofore and thereafter accruing hereunder. The sinking fund obligations of the Corporation shall be cumulative.

               On or before the date of a sinking fund redemption the Corporation shall deposit with a bank or trust company having a capital and surplus of at least $50,000,000 doing business in the Borough of Manhattan, the City of New York, State of New York (the "Paying Agent"), funds sufficient in the amount to pay at the office of such Paying Agent, on the date of such sinking fund redemption (the "Date of Redemption"), the applicable redemption price. As of the Date of Redemption, provided (i) such deposit has been made, and (ii) no default is made in the payment of the sinking fund redemption price, all dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from said Paying Agent upon surrender of the certificates representing the redeemed shares the sinking fund redemption price and accrued and unpaid dividends to Date of Redemption) shall cease and determine, and such shares of Series A Preferred Stock shall be redeemed.

               Notice of any proposed redemption of shares of Series A Preferred Stock shall state (i) the number of shares to be redeemed, (ii) the right of the holder of such shares of Series A Preferred Stock to convert such shares into New Common Stock in accordance with the provisions of Section D hereof until the close of business on the tenth day prior to the Date of Redemption; (iii) the name and address of the Paying Agent; and (iv) the intention of the Corporation to deposit with such Paying Agent funds sufficient in amount to pay, on the Date of Redemption, the applicable sinking fund redemption price together with accrued and unpaid dividends to the Date of Redemption. Such notice shall be given by the Corporation by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation, not less than 30 nor more than 60 days prior to the Date of Redemption.

               Any funds deposited with the Paying Agent as provided above which shall not be required for such redemption because of the exercise of any right of conversion, or otherwise, subsequent to the date of such deposit, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive from such Paying Agent the interest, if any, allowed on any funds deposited as aforesaid and the holders of any redeemed shares shall have no claim to any such interest. Any funds so deposited with the Paying Agent which shall remain unclaimed by the holders of the shares so called for redemption at the end of three months after the redemption date shall be paid by the Paying Agent to the Corporation and thereafter the holders of the shares called for redemption shall look only to the Corporation for payment.

               IN WITNESS WHEREOF, IGI Biotechnology, Inc. has caused these presents to be signed in its name and or its behalf by its President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary this 28th day of December 1983, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

 ATTEST:                                         IGI BIOTECHNOLOGY, INC.

-------------------------                        By__________________________
 Henry M. Dachowitz,                               Robert Austin Milch,
 Assistant Secretary                               President

                                NOTICE OF CHANGE
                               OF PRINCIPAL OFFICE

                                       OF

                             IGI BIOTECHNOLOGY, INC.


received for record August 31, 1983                  at 9:35 A.M.

and recorded on Film No. 2603                      Frame No. 3454

one of the  charter records of the State Department of

Assessments and Taxation of Maryland.

To the clerk of the Circuit         court of Howard County 63

AA  No.           19085

Special Fee Paid                    $5.00
Recording Fee Paid                  $3.00
                                     ----
         Total                      $8.00
           70-75




Return to:        Vanable, Baetjer and Howard
                  1800 Mercantile Bank & Trust Building
                  2 Hopkins Plaza
                  Baltimore, Maryland 81201

                             IGI BIOTECHNOLOGY, INC.
                  NOTICE OF CHANGE OF PRINCIPAL OFFICE ADDRESS

                  The undersigned officers of IGI Biotechnology, Inc. hereby certify that a meeting of the Board of Directors of said Corporation duly and regularly convened and held on June 17, 1982, at which a quorum was present and acting throughout, the following resolution was duly and regularly adopted:

                             RESOLUTION OF DIRECTORS

          RESOLVED, that the post office address of the principal office of this Corporation in the State of Maryland by and it hereby is changed to 9110 Red Branch Road, Columbia, Maryland 21045

               The undersigned officers further certify that the foregoing resolution has not been repealed or amended since its adoption.

                  IN WITNESS WHEREOF, the undersigned officers hereunto subscribe their names this 24th day of August, 1983.

ATTEST                                               IGI BIOTECHNOLOGY, INC.

-----------------------                              --------------------------
William T. Hall,                                     Robert Austin Milch,
Assistant Secretary                                  President

                            INDUSTRIAL GENETICS, INC.

                              ARTICLES OF AMENDMENT

               INDUSTRIAL GENETICS, INC., a Maryland corporation having its principal office in Howard County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The charter of the Corporation is hereby amended by striking out Articles SECOND and FIFTH and inserting in lieu thereof the following:

                  SECOND: The name of the Corporation (hereinafter called the "Corporation") is

                             IGI BIOTECHNOLOGY, INC.

                  FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Twenty-Two Million (22,000,000) shares, of which Twenty-One Million (21,000,000) shares shall be New Common Stock with a par value of one cent ($.01) per share and aggregate par value of Two Hundred Ten Thousand Dollars ($210,000.00) and of which One Million (1,000,000) shares shall be Preferred Stock with a par value of One Cent ($.01), per share and an aggregate par value of Ten Thousand Dollars ($10,000.00). The total aggregate par value of all authorized stock is Two Hundred Twenty Thousand Dollars ($220,000.00).

                  Unless otherwise provided in Articles Supplementary, all shares of New Common and Preferred Stock shall have the same rights, powers, privileges, restrictions and limitations.

               SECOND: The board of directors of the Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution in which was set forth the foregoing amendment to the charter declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at a special meeting of the stockholders of the Corporation to be held on July 15, 1983.

               THIRD: Notice setting forth the ______ amendment of the charter (or a summary of the changes to be affected by said amendment of the charter) and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of the holders of two-thirds of the Corporation's stock outstanding and entitled to vote thereon.

               FOURTH: The Amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

               FIFTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were as follows: Twelve Million shares authorized of which Eleven Million were New Common Stock with a par value of one cent ($.01) per share and One Million were Convertible Preferred Stock with a par value of One Dollar ($1.00) per share.

                    (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows: Twenty Two Million shares authorized of which Twenty-One Million are New Common Stock with a par value of one cent ($.01) per share and One Million are Preferred Stock with a par value of One Cent ($.01) per share.

                    (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was $1,110,000.00. The aggregate par value of all shares of all classes of stock as changed by this amendment is $220,000.00. Although this amendment increases the total number of shares authorized, because of the reduction in the par value per share of the Preferred Stock, this amendment has the effect of reducing the aggregate par value of all shares of all classes of stock of the Corporation by $890,000.00.

               THE UNDERSIGNED, President of INDUSTRIAL GENETICS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval of the foregoing Articles are true in all material respects, under the penalties of perjury.

               IN WITNESS WHEREOF INDUSTRIAL GENETICS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, on July 29, 1989.

Attest:                                   INDUSTRIAL GENETICS, INC.


___________________________              By:__________________________(SEAL)
Carl L. Kempner, Secretary                   Robert Austin Milch, President

                            INDUSTRIAL GENETICS, INC.

                              ARTICLES OF AMENDMENT

               Industrial Genetics, Inc., a Maryland corporation, having its principal office in this State in Columbia, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The Articles of Incorporation are hereby amended by adding new Article NINTH as follows:

               "NINTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

               (a) Any Director individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided that in case a Director, or firm of which a Director is a member, or a corporation or association of which a Director is an officer or director or in which a Director is interested as the holder of any amount of its capital stock or otherwise, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any Director of the Corporation who is also a Director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

               (b) The Corporation reserves the right, from time to time, to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

               (c) Except as otherwise provided in these Articles of Incorporation, the Charter or the By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are by law, these Articles of Incorporation, the charter or the By-Laws, conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

               (1) To authorized the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such considerations as said Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation;

               (2) By articles supplementary to these Articles of Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares."

               SECOND: The amendment of the Corporation's charter as hereinabove set forth was duly advised by a majority of the directors present at a meeting at which a quorum was present on January 19, 1982.

               THIRD: The amendment of the Corporation's charter as hereinabove set forth was duly approved by a majority of all the votes cast at a meeting at which a quorum was present in person or by proxy, dated January 29, 1982, at a Special Meeting of the Stockholders of the Corporation.

               IN WITNESS WHEREOF, Industrial Genetics, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary this 29th day of January, 1982. Each of the undersigned officers of Industrial Genetics, Inc. acknowledges, under the penalties for perjury, that these Articles of Amendment are the corporate act of said Corporation, and that the matters and facts set forth herein are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                           INDUSTRIAL GENETICS, INC.


--------------------------                        ----------------------------
Carl L. Kempner                                   Robert Austin Milch
Secretary                                         President

                            INDUSTRIAL GENETICS, INC.
                              ARTICLES OF AMENDMENT

               INDUSTRIAL GENETICS, INC., a Maryland corporation, having its principal office in this State in Columbia, Maryland (the "Corporation") certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The Corporation desires to amend its Charter as currently in effect. The Corporation's Charter is hereby amended by deleting Article FIFTH and by substituting new Article FIFTH as set forth below, and by deleting Article SIXTH and by substituting new Article SIXTH as set forth below:

                    "FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Twelve Million (12,000,000) shares, of which Eleven Million (11,000,000) shall be New Common Stock with a par value of one cent ($.01) per share and an aggregate par value of One Hundred Ten Thousand Dollars ($110,000.00) and of which One Million ($1,000,000) shall be Convertible Preferred Stock with a par value of One Dollar ($1.00) per share and an aggregate par value of One Million Dollars ($1,000,000.00). The total aggregate par value is One Million One Hundred Ten Thousand Dollars ($1,110,000.00).

                           (a) A description of each class with its rights,
                    voting powers, restrictions, limitations as to dividends and qualifications is as follows:

                                1. In the event of the dissolution and/or
                    liquidation of the Corporation, the holders of the Convertible Preferred Stock shall be entitled to receive out of the funds available for distribution, an amount per share equal to the purchase price of such share of Convertible Preferred Stock, before any distribution is made to the holders of the New Common Stock. After the said preferred payment all sums remaining for distribution to stockholders shall be distributed to the Convertible Preferred Shareholders and the New Common Shareholders on a pro rata basis according to the number of shares held by each such stockholder without differentiation as to classification.

                               2. The holders of the New Common Stock and the
                    Convertible Preferred Stock shall be entitled to vote for the election of directors, and upon all other matters which the holders of stock are permitted or entitled to vote under the laws of the State of Maryland.

                              3. Each share of Convertible Preferred Stock is
                    convertible at any time, at the option of the holder, into one share of New Common Stock.

                    SIXTH: The number of directors of the Corporation shall be no less than five (5) and no greater than nine (9), which numbers may be increased or decreased pursuant to the By-Laws of the Corporation. In the event that there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders."

               SECOND: The amendment of the Corporation's Charter as hereinabove set forth was duly advised by the Board of Directors of the Corporation at a meeting at which a quorum was present on June 17, 1982.

               THIRD: The amendment to the Corporation's Charter as hereinabove set forth, was duly approved by the stockholders of the Corporation at a Special Meeting of Stockholders at which a quorum was present held on June 28, 1982.

               FOURTH: The amendment to the Corporation's Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

               FIFTH: Prior to the filing of these Articles of Amendment, the Corporation had authority to issue Twelve Million (12,000,000) shares of Capital stock, consisting of Ten Million (10,000,000) shares of Common Stock with a par value of one cent ($.01) per share and having an aggregate par value of One Hundred Thousand Dollars ($100,000.00), One Million (1,000,000) shares of Class A Common Stock with a par value of one cent ($.01) per share and an aggregate to par value of Ten Thousand Dollars ($10,000.00) and One Million (1,000,000) shares of Convertible Preferred Stock with a par value of One Dollar ($1.00) per share and an aggregate par value of One Million Dollars ($1,000,000.00). The aggregate par value of all shares of capital stock authorized prior to the filing of the Article of Amendment was One Million One Hundred Ten Thousand Dollars ($1,110,000.00).

               SIXTH: After the filing of these Articles of Amendment, the corporation shall have the authority to issue Twelve Million (12,000,000) shares of capital stock, consisting of Eleven Million (11,000,000) shares of New Common Stock with a par value of one cent ($.01) per share and an aggregate par value of One Hundred Ten Thousand Dollars ($110,000.00) and One Million (1,000,000) shares of Convertible Preferred Stock with a par value of One Dollar ($1.00) per share and an aggregate par value of One Million Dollars ($1,000,000.00). The aggregate par value of all shares of capital stock authorized after the filing of these Articles of Amendment is One Million One Hundred Ten Thousand Dollars ($1,110,000.00).

               SEVENTH: A description of each class of stock of the Corporation, including the preferences, voting powers, and conversion and other rights and restrictions of each class of the authorized capital stock are as set forth in Article FIRST of these Articles of Amendment.

               IN WITNESS WHEREOF, Industrial Genetics, Inc., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary this 17th day of June 1987, and its said President acknowledges under penalties of perjury that these Articles of Amendment are the corporate act of said Corporation, and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

ATTEST:                                        INDUSTRIAL GENETICS, INC.

______________________                        By_________________________
Carl L. Kempner                                  Robert Austin
Milch Secretary                                   President

                            ARTICLES OF INCORPORATION
                                       OF
                            INDUSTRIAL GENETICS, INC.

               FIRST: I, Shale D. Stiller, whose post office address is 1300 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

               SECOND: The name of the corporation (hereinafter called the "Corporation") is Industrial Genetics, Inc.

               THIRD: The purposes for which the Corporation is formed are:

                            (a)     To engage in any and all activities relating
to mutated and  genetically engineered microorganisms.

                            (b)     To carry on the aforesaid business and any
related or unrelated business and activity in the State of Maryland, in any state, territory, district or dependency of the United States, or in any foreign country.

                            (c)     To do anything permitted in Section 2-103 of
the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

               FOURTH: The post office address of the principal office of the Corporation in this State is 8406 Park Heights Avenue, Pikesville, Maryland 21208. The name and post office address of the resident agent of the Corporation in this State is Dr. Robert Austin Milch, 8406 Park Heights Avenue, Pikesville, Maryland 21208. Said agent is an individual actually residing in this State.

               FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Twelve Million (12,000,000) shares, of which Ten Million (10,000,000) shall be Common Stock with a par value of one cent ($.01) per share, of which One Million (1,000,000) shall be Class A Common Stock with a par value of one cent ($.01) per share, and of which One Million (1,000,000) shall be Convertible Preferred Stock with a par value of One Dollar ($1.00) per share. The total aggregate par value is One Million One Hundred Ten Thousand Dollars ($1,110,000).

                            (a)     A description of each class with its rights,
voting powers, restrictions, limitations as to dividends and qualifications is as follows:

                             1. In the event of the dissolution and/or liquidation of the Corporation, the holders of the Convertible Preferred Stock shall be entitled to receive, out of the funds available for distribution, an amount per share equal to the purchase price of such
                                    share of   Convertible Preferred Stock,
                                    before any distribution is made to the
                                    holders of the Class A Common Stock, or to the holders of the Common Stock. After the said preferred payment, the holders of the Class A Common Stock shall be entitled to receive out of funds available for distribution, an amount equal to One Dollar ($1.00) per share before any distribution to the holders of the Common Stock. After the said preferred payment, all sums remaining for distribution to stockholders shall be distributed to the Common, the Class A and the Convertible Preferred Shareholders, pro rata according to the number of shares held by each such stockholder without differentiation as to classification.

                             2. The holders of the Common Stock, Class A Common Stock and the holders of the Convertible Preferred Stock shall be entitled to vote for the election of directors, and upon all other matters which the holders of stock are permitted or entitled to vote under the laws of the State of Maryland.

                             3. Each share of Convertible Preferred Stock, is convertible at any time at the option of the holder, into one share of Common Stock.

               SIXTH: The number of directors of the Corporation shall be five
(5) which number may be increased or decreased pursuant to the By-Laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The names of the directors, who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Dr. Robert Austin Milch, William T. Hall, Carl L. Kempner, Kenneth D. Weiser and Thomas L. Kempner.

               SEVENTH: No Stockholder of the Corporation shall have any preferential or pre- emptive right to acquire additional shares of stock of the Corporation except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

               EIGHTH: The Corporation shall have the power to indemnify, by express provision in its By-Laws, by Agreement or by majority vote of either its stockholders or disinterested directors, any one or more of the following classes of individuals: (1) present or former directors and/or officers of the Corporation, (2) present or former agents and/or employees of the Corporation,
(3) present or former administrators, trustees or other fiduciaries under pension, profit sharing, deferred compensation, or any other employee benefit plan maintained by the Corporation and (4) persons serving or who have served at the request of the Corporation in any of the aforementioned capacities for any other corporation, partnership, joint venture, trust, or other enterprises. Provided, however, that the Corporation shall not have the power to indemnify any person if such indemnification would be contrary to Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, or any statute, rule or regulation of similar import.

               IN WITNESS WHEREOF, I do hereby acknowledge these Articles of Incorporation to be my act this 27th day of October, 1981.


                                                  _____________________ (SEAL)
                                                  SHALE D. STILLER

                             IGI BIOTECHNOLOGY, INC.


                              ARTICLES OF AMENDMENT


               IGI Biotechnology, Inc., a Maryland corporation having its principal office at 9110 Red Branch Road, Columbia, Maryland (hereinafter called "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The charter of the Corporation, as heretofore amended, further amended by striking out Article Second of the Certificate of Incorporation and inserting in lieu thereof the following:

                    "SECOND: The name of the Corporation (hereinafter called the Corporation) is IGENE BIOTECHNOLOGY, INC."

               SECOND: The Board of Directors of the Corporation at a meeting held April 1, 1986, unanimously adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the amendment was advisable, and directing that it be submitted to the stockholders of the Corporation for action thereon.

               THIRD: Pursuant to notice, a summary of the amendment as proposed by the Board of Directors was duly given to the stockholders who approved the amendment at a meeting held on April 14, 1986, by the vote required by law.

               FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation by the vote required by law.

               IN WITNESS WHEREOF, IGI Biotechnology, Inc. has caused this instrument to be filed in its name and on its behalf by its President, Robert Austin Milch, and witnessed by its Secretary, William T. Hall, on the 17th day of April, 1986.

               The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                            IGI BIOTECHNOLOGY, INC.



__________________________                         By: _______________________
Secretary                                              President

                             IGI BIOTECHNOLOGY, INC.

                              ARTICLES OF AMENDMENT


               IGI Biotechnology, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof the following:

                    FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Eleven Million Five Hundred Thousand (11,500,000) shares divided into Ten Million (10,000,000) shares par value of One Cent ($.01) per share of Common Stock, having an aggregate par value of One Hundred Thousand Dollars ($100,000.00) and One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000.00). The aggregate par value of all shares of stock is One Hundred Fifteen Thousand Dollars ($115,000.00).

               SECOND: On the effective date of this amendment:

                    (a) Each share of issued and outstanding Common Stock of the par value of $2.00 per share shall be changed into one share of Common Stock of the par value of $.01 per share and each then outstanding certificate representing issued and outstanding shares of Common Stock of the par value of $2.00 per share shall thereafter represent the same number of shares of Common Stock of the par value of $0.01 per share.

                    (b) Each stockholder of the Corporation, upon surrender of the certificates representing Common Stock of the par value of $2.00 per share held prior to the foregoing amendment, shall be entitled to receive new certificates representing their ownership of the number of the Corporation's Common Stock of the par value of $0.01 per share.

                    (c) That stockholders may exchange certificates representing shares outstanding prior to the 200 to 1 reverse stock split for certificates representing shares of Common Stock with a par value of $0.01 per share without being required to first obtain certificates for Common Stock with a par value of $2.00 per share subject to the approval of the stockholders.

               THIRD: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

               FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized was 1,605,000 shares, of which 105,000 shares were designated Common Stock of the par value of $2.00 per share and 1,500,000 shares were designated Preferred Stock, of the par value of One Cent ($.01) per share.

                    (b) The total number of shares of all classes of stock of the Corporation as increased is 11,500,000 shares, of which 10,000,000 shares are designated Common Stock and 1,500,000 shares are designated Preferred Stock, all of the par value of One Cent ($.01) per share.

                    (c) The aggregate par value of all authorized shares of all classes of stock of the Corporation is $115,000 and is reduced by this amendment by $110,000.

                    (d) No change was made by this amendment in the rights, powers, restrictions, limitations, qualifications or terms and conditions of redemption of either class of authorized stock.

               THE UNDERSIGNED, President of IGI Biotechnology, Inc. who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.

               IN WITNESS WHEREOF IGI Biotechnology, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary.


 Attest:                                   IGI BIOTECHNOLOGY, INC.


 ----------------------------             By: ----------------------------
Secretary                                    President

 [Affix corporate seal]

                             IGI BIOTECHNOLOGY, INC.

                              ARTICLES OF AMENDMENT


               IGI Biotechnology, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The Charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof the following:

                    FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is One Million Six Hundred Five Thousand (1,605,000) shares divided into One Hundred Five Thousand (105,000) shares par value of Two Dollars ($2.00) per share of Common Stock, having an aggregate par value of Two Hundred Ten Thousand Dollars ($210,000.00) and One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000.00). The aggregate par value of all shares of stock is Two Hundred Twenty Five Thousand Dollars ($225,000.00).

               SECOND: On the effective date of this amendment:

                    (a) Each two hundred shares of issued and outstanding Common Stock of the par value of $.01 per share shall be changed into one share of Common Stock of the par value of $2.00 per share and each then outstanding certificate representing issued and outstanding shares of Common Stock shall thereafter represent (i) the number of shares equal to the largest integral number which when multiplied by 200 does not exceed the number of shares which such certificate previously represented and (ii) the right to receive a cash payment of $.40 multiplied by (x) the number of shares previously represented by such certificate minus (y) the number of shares which such certificate shall henceforth represent multiplied by 200.

                    (b) Each stockholder of the Corporation, upon surrender of the certificates representing Common Stock of the par value of $.01 per share held prior to the foregoing amendment, shall be entitled to receive new certificates of the par value of $2.00 per share representing their ownership of the number of the Corporation's Common Stock determined in accordance with the formula set forth in subparagraph (a) above.

                    (c) No fractional shares of Common Stock shall be issued and the holders of Common Stock shall not be able to become entitled to any fractional shares of Common Stock by reason of the reclassification and change of Common Stock provided in subparagraph
          (a) above. If rights to fractions of a share of Common Stock result from such reclassification, the Corporation shall for each such fraction deliver to each holder a cash payment of $.40 for each share of Common Stock owned prior to the reclassification which such fraction represents in accordance with the formula set forth in the resolution above.

               THIRD: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

               FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized was 22,500,000 shares, of which 21,000,000 shares were designated Common Stock and 1,500,000 shares were designated Preferred Stock, all of the par value of One Cent ($.01) per share.

                    (b) The total number of shares of all classes of stock of the Corporation as decreased is 1,605,000 shares, of which 105,000 shares are designated Common Stock of a par value of $2.00 per share and 1,500,000 shares are designated Preferred Stock, of the par value of One Cent ($.01) per share.

                    (c) The aggregate par value of all authorized shares of all classes of stock of the Corporation is $225,000 and is not affected by this amendment.

                    (d) No change was made by this amendment in the rights, powers, restrictions, limitations, qualifications or terms and conditions of redemption of either class of authorized stock.

               THE UNDERSIGNED, President of IGI Biotechnology, Inc. who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.

               IN WITNESS WHEREOF IGI Biotechnology, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary.

Attest:                                    IGI BIOTECHNOLOGY, INC.


------------------------                   By:-----------------------------
Secretary                                     President


[Affix corporate seal]

                             IGI BIOTECHNOLOGY, INC.
                              ARTICLES OF AMENDMENT


               IGI Biotechnology, Inc., a Maryland corporation having its principal office at 9110 Red Branch Road, Columbia, Maryland 21045 (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation that:

               FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof following:

                    FIFTH: The total number of shares of capital stock of all classes which the Corporation has authority to issue is Twenty-Two Million Five Hundred Thousand (22,500,000) shares, of which Twenty-One Million (21,000,000) shares shall be New Common Stock with a par value of One Cent ($.01) per share and an aggregate par value of Two Hundred Ten Thousand Dollars $(210,000.00) and of which One Million Five Hundred Thousand (1,500,000) shares shall be Preferred Stock with a par value of One Cent ($.01) per share and an aggregate par value of Fifteen Thousand Dollars ($15,000.00). The total aggregate par value of all authorized stock is Two Hundred Twenty-Five Thousand Dollars ($225,000.00). All of the authorized shares of Preferred Stock are hereby classified as Series A Preferred Stock, and the shares of New Common Stock and Series A Preferred Stock shall have the rights, powers, privileges, restrictions and limitations described in the Articles Supplementary previously recorded on December 29, 1983.

               SECOND: The board of directors of the Corporation, at a meeting duly convened and held on September 21, 1984, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment was advisable and directing that it be submitted for action thereon at a special meeting of the stockholders of the Corporation to be held on Monday, December 17, 1984.

               THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of the holders of at least two-thirds of the presently issued and outstanding Series A Preferred Stock and by stockholders holding at least two-thirds of all the presently issued and outstanding stock of the Corporation of all classes.

               FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation in the manner and by the vote required by the Corporation's charter and by applicable law.

               FIFTH: (a) The total number of authorized shares of all classes of stock of the Corporation before the amendment and the number and par value of each class, are as follows: Twenty-Two Million (22,000,000) shares, of which One Million (1,000,000) were Series A Preferred Stock with a par value of One Cent ($.01) per share, and Twenty-One Million (21,000,000) were New Common Stock with a par value of One Cent ($.01) per share.

                    (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of each class, are as follows: Twenty- Two Million Five Hundred Thousand (22,500,000) shares, of which Twenty-One Million (21,000,000) shall be New Common Stock with a par value of One Cent ($.01) per share and One Million Five Hundred Thousand (1,500,000) shall be Series A Preferred Stock with a par value of One Cent ($.01) per share.

                    (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was Two Hundred Twenty Thousand Dollars ($220,000.00). The aggregate par value of all shares of all classes of stock, as increased by this amendment, is Two Hundred Twenty-Five Thousand Dollars ($225,000.00). This amendment has the effect of increasing the aggregate par value of all authorized shares of all classes of stock of the Corporation by Five Thousand Dollars ($5,000.00).

               The undersigned President of IGI BIOTECHNOLOGY, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing articles of amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

               IN WITNESS WHEREOF, IGI BIOTECHNOLOGY, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, on January __, 1985.

Attest:                                        IGI BIOTECHNOLOGY, INC.


-------------------------                      By:-----------------------(SEAL)
William T. Hall                                    Robert Austin Milch
Assistant Secretary                                   President